Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of February 18, 2014, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8705 SW Nimbus, Suite 240, Beaverton, Oregon 97008 (“Bank”) and JIVE SOFTWARE, INC., a Delaware corporation, with its principal place of business at 915 SW Stark Street, Suite 400, Portland, Oregon 97205 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of May 23, 2012, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of May 23, 2012, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of April 26, 2013 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, the Collateral (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.7 thereof:

“(a) Adjusted EBITDA/Modified EBITDA. (i) Adjusted EBITDA of ($20,000,000.00) for the period beginning on January 1, 2012 and ending on the last day of the fiscal quarter ending on each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, and (ii) Modified EBITDA of ($35,000,000.00) for the period beginning on January 1, 2013 and ending on the last day of the fiscal quarter ending on each of March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013;

(b) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 2.0 to 1.0 at the end of each fiscal quarter;

(c) Fixed Charge Coverage Ratio. At the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2014, a Fixed Charge Coverage Ratio of at least 1.50 to 1.0; and

(d) Total Leverage Ratio. At the end of each fiscal quarter commencing with the fiscal quarter ending March 31, 2014, a Total Leverage Ratio of less than or equal to 2.50 to 1.0.”

and inserting in lieu thereof the following:

“(a) Adjusted EBITDA/Modified EBITDA. (i) Adjusted EBITDA of ($20,000,000.00) for the period beginning on January 1, 2012 and ending on the last day of the fiscal quarter ending on each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012, (ii) Modified EBITDA of ($35,000,000.00) for the period beginning on January 1, 2013 and ending on the last day of the fiscal quarter ending on each of March 31, 2013, June 30, 2013,

September 30, 2013 and December 31, 2013, and (iii) Modified EBITDA of (A) ($35,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending March 31, 2014, (B) ($35,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending June 30, 2014, (C) ($30,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending September 30, 2014, and (D) ($25,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending December 31, 2014. With respect to any period ending after December 31, 2014, the levels of Modified EBITDA shall be mutually agreed upon by Bank and Borrower (which agreement, with respect to any such levels for a given calendar year, shall be set forth in a written amendment to this Agreement on or before February 15th of such calendar year) based upon, among other factors and information that Bank reasonably requires, Borrower’s annual operating budget, business plan and projections with respect to the applicable period, and Borrower shall provide Bank with copies of such annual operating budgets, business plans and projections when reasonably requested by Bank; and

(b) Adjusted Quick Ratio. An Adjusted Quick Ratio of at least 2.0 to 1.0 at the end of each fiscal quarter.”

2	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“ “Fixed Charge Coverage Ratio” shall mean, at any date of determination, determined on a consolidated basis, the ratio of (a) EBITDA for the twelve (12) month period ending on such date of determination to (b) the sum of (i) Interest Expense and taxes paid by Borrower and its Subsidiaries during the twelve (12) month period ending on such date of determination, and (ii) scheduled principal payments on Funded Debt for the twelve (12) month period commencing on such date of determination.”

“ “Funded Debt” is, determined on a consolidated basis, all (a) borrowed money (whether direct or indirect) incurred, assumed, or guaranteed, plus (b) all capital lease obligations, plus (c) all synthetic lease obligations, plus (d) all obligations, contingent or otherwise, under any letters of credit, plus (e) all obligations for the deferred purchase price of capital assets, plus (f) all obligations under conditional sales agreements; provided, however, Funded Debt shall not include (i) Borrower’s obligations under operating leases, and (ii) Borrower’s obligations under guarantees provided in respect of operating leases of Borrower’s Subsidiaries.”

“ “Total Leverage Ratio” shall mean, at any date of determination, determined on a consolidated basis, a ratio of (a) Funded Debt (excluding the principal amount of any Subordinated Debt), to (b) EBITDA measured with respect the twelve (12) month period ending on such date of determination.”

3	The Loan Agreement shall be amended by deleting the Compliance Certificate attached as Exhibit D thereto and inserting in lieu thereof the Compliance Certificate attached as Schedule 1 hereto.

4. FEES AND EXPENSES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. Borrower hereby ratifies and confirms, all and singular, the terms and disclosures contained in a certain updated Perfection Certificate of Borrower dated as of February 18, 2014, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection

Certificate have not changed, as of the date hereof. Bank and Borrower hereby acknowledge and agree that all references in the Loan Agreement to the Perfection Certificate shall mean the Perfection Certificate as described in this paragraph.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

JIVE SOFTWARE, INC.		SILICON VALLEY BANK

By:	/s/ Kate Johnson	By:	/s/ Lane Bruno

Name:	Kate Johnson	Name:	Lane Bruno

Title:	Chief Accounting Officer and Assistant Secretary	Title:	VP

SCHEDULE 1

EXHIBIT D

COMPLIANCE CERTIFICATE

Date:

TO: SILICON VALLEY BANK

FROM: JIVE SOFTWARE, INC.

The undersigned authorized officer of JIVE SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                           with all required covenants except as noted below; (2) there are no Events of Default except as noted below; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, have timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly consolidating financial statements	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Quarterly Compliance Certificate	Contemporaneously with delivery of the 10-Q and 10-K	Yes No

Financial Covenant	Required	Actual	Complies

Maintain as of the last day of each applicable quarter:
Modified EBITDA (measured cumulatively (from January 1, 2013) prior to January 1, 2014)	($35,000,000.00)	$	Yes No N/A
Modified EBITDA (measured on a trailing 12 month basis on and after January 1, 2014)	As set forth in Section 6.7(a)	$	Yes No N/A

Adjusted Quick Ratio	>2.0 :1.0	:	Yes No

Performance Pricing/Unused Revolving Line Margin	Required	Actual	Eligible?

Adjusted Quick Ratio (quarterly)	>2.75:1.0	:1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

BANK USE ONLY
BORROWER:
Received by:
JIVE SOFTWARE, INC.		AUTHORIZED SIGNER
Date:
By:
Name:	Verified:
Title:		AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Modified EBITDA (Section 6.7(a)) (tested quarterly)

Required: Modified EBITDA (a) on a cumulative basis for such calendar year of at least ($35,000,000.00) for the calendar year ending December 31, 2013 and (b) of at least (i) ($35,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending March 31, 2014, (ii) ($35,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending June 30, 2014, (iii) ($30,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending September 30, 2014, and (iv) ($25,000,000.00) for the twelve-month period ending on the last day of the fiscal quarter ending December 31, 2014.

*On and after January 1, 2014, all values are for the immediately preceding 12 month period

A.	Net Income	$

B.	To the extent included in the determination of earnings for such period

	1. Interest Expense	$

	2. income tax expense	$

	3. depreciation expense	$

	4. amortization expense	$

	5. The sum of lines 1 through 4	$

C.	Non-recurring expenses or charges that do not represent a cash item in such period or any future period, including stock based compensation and any purchase accounting adjustments	$

D.	Impairment of goodwill, intangible and tangible assets previously approved by Bank	$

E.	Other adjustments approved by Bank on a case-by-case basis	$

F.	Modified EBITDA (line A plus line B.5 plus line C plus line D plus line E)	$

Is line F equal to or greater than the amount applicable above?

No, not in compliance	Yes, in compliance

II.	Adjusted Quick Ratio (Section 6.7(b) (tested quarterly))

Required: 2.0 to 1.0

A.	Aggregate value of the unrestricted cash and Cash Equivalents of Borrower maintained with Bank	$

B.	Aggregate value of unrestricted and unencumbered cash or Cash Equivalents deposited with or invested through a third party in investments with maturities of fewer than twelve (12) months so long as a Control Agreement satisfactory to Bank has been executed and delivered with respect to such deposits or investments	$

C.	Aggregate value of the net billed accounts receivable of Borrower	$

D.	Quick Assets (the sum of lines A through C)	$

E.	Aggregate value of Loan Obligations to Bank	$

F.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year	$

G.	Current Liabilities (the sum of lines E and F)	$

H.	Current portion of Deferred Revenue	$

I.	Line G minus line H	$

J.	Adjusted Quick Ratio (line D divided by line I)

Is line J equal to or greater than the amount applicable above?

No, not in compliance	Yes, in compliance